As filed with the Securities and Exchange Commission on June 1, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GasLog Partners LP
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

The Republic of the Marshall Islands (State or other Jurisdiction of Incorporation or Organization)	98-1160877 (I.R.S. Employer Identification No.)

Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
+377 97 97 51 15
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

With copies to:

William P. Rogers, Jr., Esq.
D. Scott Bennett, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

(Cover continued on next page)

(Cover continued from previous page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Units representing limited partner interests

Other classes of units representing limited partner interests

Debt Securities

Warrants

Rights

Combination Units

Subtotal	$600,000,000		$600,000,000	$69,720

Total			$600,000,000	$69,720

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $600,000,000. Separate consideration may or may not be received for units that are issuable on exercise, conversion or exchange of other securities or that are issued in units. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $600,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)

The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, with respect to the securities to be sold by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2015.

PROSPECTUS

$600,000,000

GasLog Partners LP

Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Debt Securities
Warrants
Rights
Combination Units

Through this prospectus, we may offer common units representing limited partner interests (the “Common Units”) and other classes of units representing limited partner interests (the “Other Units”), debt securities, warrants to purchase Common Units, Other Units or other rights (the “Warrants”), rights to purchase Common Units and Other Units (the “Rights”), and units consisting of any combination of the Common Units, Other Units, debt securities, Warrants and Rights (the “Combination Units”) from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our Common Units are traded on the New York Stock Exchange under the symbol “GLOP”.

Our principal executive offices are located at Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco. Our telephone number at such address is +377 97 97 51 15.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June  , 2015.

i

FORWARD-LOOKING STATEMENTS

All statements in this prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as “forward-looking statements”. In some cases, predictive, future-tense or forward-looking words such as “believe”, “intend”, “anticipate”, “estimate”, “project”, “forecast”, “plan”, “potential”, “may”, “should”, “could” and “expect” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission, or the “SEC”, other information sent to our security holders, and other written materials. We caution that these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date on which such oral or written statements are made, as applicable, about factors that are beyond our ability to control or predict and are not intended to give any assurance as to future results. Any of these factors or a combination of these factors could materially affect future results of operations and the ultimate accuracy of the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

Factors that might cause future results to differ include, but are not limited to, the following:

•

general liquefied natural gas, or “LNG”, and LNG shipping market conditions and trends, including charter rates, ship values, factors affecting supply and demand, technological advancements and opportunities for the profitable operations of LNG carriers;

•	future supply of, and demand for, natural gas;

•	our ability to leverage GasLog Ltd.’s relationships and reputation in the shipping industry;

•	our ability to enter into time charters with existing customers as well as new customers;

•	our contracted charter revenue;

•	our customers’ performance of their obligations under our time charters and other contracts;

•	future operating or financial results and future revenues and expenses;

•	our future financial condition and liquidity;

•	our ability to purchase vessels from GasLog Ltd. in the future;

•

our ability to obtain financing to fund capital expenditures, acquisitions and other corporate activities, funding by banks of their financial commitments, and our ability to meet our obligations under our credit facilities;

•	future, pending or recent acquisitions of ships or other assets, business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	our expectations relating to making cash distributions on the units, including any increases in cash distributions, and our ability to make such distributions;

•

our ability to enter into shipbuilding contracts for newbuildings and our expectations about the availability of existing LNG carriers to purchase, as well as our ability to consummate any such acquisitions;

•	our expectations about the time that it may take to construct and deliver newbuildings and the useful lives of our ships;

•	acceptance of a vessel by its charterer;

•	number of off-hire days, drydocking requirements and insurance costs;

•	our anticipated general and administrative expenses;

•	fluctuations in currencies and interest rates;

•	our ability to maintain long-term relationships with major energy companies;

•	our ability to adapt our commercial strategy to changes in our customers;

•	expiration dates and extensions of charters;

•	our fees and expenses payable under the amended ship management agreements, the administrative services agreement and the amended commercial management agreements;

•	the anticipated taxation of our partnership and distributions to our unitholders;

•	estimated future maintenance and replacement capital expenditures;

•	GasLog Ltd.’s ability to retain key employees and provide services to us;

•	future sales of our Common Units in the public market;

•	our ability to maximize the use of our ships, including the re-employment or disposal of ships no longer under time charter commitments;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;

•

the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, as well as standards imposed by our charterers applicable to our business;

•	requirements imposed by classification societies;

•	risks inherent in ship operation, including the discharge of pollutants;

•	availability of skilled labor, ship crews and management;

•	potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•	potential liability from future litigation;

•	our business strategy and other plans and objectives for future operations; and

•	other factors discussed in this prospectus and from time to time in our periodic reports.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the “Risk Factors” section of this prospectus. Any of these factors or a combination of these factors could materially affect future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

•	changes in law, governmental rules and regulations, or actions taken by regulatory authorities;

•	changes in economic and competitive conditions affecting our business;

•	potential liability from future litigation;

•	length and number of off-hire periods and dependence on affiliated managers; and

•	other factors discussed in the section entitled “Risk Factors” of this prospectus.

We caution that these and other forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Many of the forward-looking statements included in this prospectus are based on our assumptions about factors that are beyond our ability to control or predict. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described in the “Risk Factors” section of this prospectus. As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. We make no prediction or statement about the performance of our Common Units.

THE COMPANY

Unless otherwise indicated, references in this prospectus to:

•

“GasLog Partners”, the “Partnership”, “we”, “our”, “us” or similar terms refer to GasLog Partners LP or any one or more of its subsidiaries, or to all such entities unless the context otherwise indicates;

•	“GasLog”, depending on the context, refer to GasLog Ltd. and to any one or more of its direct and indirect subsidiaries, other than GasLog Partners and its direct and indirect subsidiaries;

•	“our general partner” refer to GasLog Partners GP LLC, the general partner of GasLog Partners and a wholly owned subsidiary of GasLog Ltd.;

•	“GasLog LNG Services” refer to GasLog LNG Services Ltd., a wholly owned subsidiary of GasLog Ltd.;

•	“GasLog Carriers” refer to GasLog Carriers Ltd.;

•	“GasLog Partners Holdings” refer to GasLog Partners Holdings LLC;

•

“BG Group” refer to BG Group plc; “Methane Services” refer to Methane Services Limited, a subsidiary of BG Group; and “Shell” refer to Royal Dutch Shell plc, or, in each case, any one or more of their subsidiaries or to such entities collectively;

•	“dollars” and “$” refer to, and amounts are presented in, U.S. dollars; and

•	“cbm” refer to cubic meters.

We are a growth-oriented limited partnership focused on owning, operating and acquiring LNG carriers engaged in LNG transportation under long-term charters, which we define as charters of five full years or more. Our fleet of five LNG carriers, which have charter terms expiring through 2020, were contributed to us by, or acquired from, GasLog, which controls us through its ownership of our general partner.

As of June 1, 2015, our fleet consisted of five LNG carriers, including three vessels with modern tri-fuel diesel electric, or “TFDE”, propulsion technology and two steam-powered vessels that operate under long-term charters with Methane Services, a subsidiary of BG Group. At that date, we also had options and other certain acquisition rights under which we may acquire additional LNG carriers from GasLog. Under the omnibus agreement entered into with GasLog in connection with our IPO (defined below), we have the option to purchase up to 12 LNG carriers from GasLog within 36 months after each such vessel’s acceptance by its charterer (or, in the case of certain vessels, 36 months after the closing of the IPO), in each case at fair market value as determined pursuant to the omnibus agreement. In addition, we previously had options to acquire the Methane Jane Elizabeth and Methane Rita Andrea which we exercised in September 2014 and these two vessels are now part of our owned fleet.

Pursuant to the omnibus agreement, we also have a right of first offer from GasLog to purchase any other LNG carriers with cargo capacities greater than 75,000 cbm engaged in ongoing LNG transportation under charters of five full years or more that GasLog owns or acquires (the “Five Year Vessels”) either at their acquisition cost plus a certain break up costs (in the case of a newly acquired Five Year Vessel) or at their fair market value (in the case of a previously owned vessel that becomes a Five Year Vessel). Generally, we must exercise this right of first offer within 30 days following the notice from GasLog that the vessel has been acquired or has become a Five Year Vessel. The three newbuildings to be chartered beginning in 2018 under the agreement signed with Methane Services on April 21, 2015, as well as the additional six newbuildings which may be chartered at Methane Services’ election, will each qualify as a Five Year Vessel upon commencement of its charter, and GasLog will be required to offer to us an opportunity to purchase each vessel at fair market value within 30 days of the commencement of its charter. Following completion of the acquisition by GasLog of the Methane Becki Anne and the Methane Julia Louise from a subsidiary of BG Group, GasLog has granted us the option, exercisable at any time within 36 months after March 31, 2015, the date that GasLog completed the acquisition to purchase both of the aforementioned vessels at their fair market value, as determined under the omnibus agreement under the same terms that apply to the 10 other vessels over which we hold options granted by GasLog. This agreement supersedes the provision under the omnibus agreement that would otherwise have required GasLog to offer us, within 30 days of the completion of the vessels acquisition, an opportunity to purchase such vessels at the acquisition price paid plus certain administrative costs, and would have allowed us 30 days to respond to such offer.

The options, with the addition of three future firm charters agreed with Methane Services as of April 21, 2015, brings the current pipeline of vessels that we have, or may have, the right to acquire from GasLog to 15 LNG carriers. We believe that such options and acquisition rights provide us with significant built-in growth opportunities. We may also acquire vessels from shipyards or other owners.

We operate all of our vessels under long-term charters with fixed-fee contracts that generate predictable cash flows. We intend to grow our fleet through further acquisitions of LNG carriers from GasLog and third parties. However, we cannot assure you that we will make any particular acquisition or that as a consequence we will successfully grow our per unit distributions. Among other things, our ability to acquire additional LNG carriers will be dependent upon our ability to raise additional equity and debt financing.

We are not obligated to purchase any of the vessels from GasLog described above and, accordingly, we may not complete the purchase of any such vessels. Furthermore, our ability to purchase any additional vessels, including under the omnibus agreement from GasLog, is dependent on our ability to obtain equity and/or debt financing to fund all or a portion of the acquisition costs of these vessels. As of June 1, 2015, we have not secured any financing for the acquisition of additional vessels. Our ability to acquire additional vessels from GasLog is also subject to obtaining any applicable consents of governmental authorities and other non-affiliated third parties, including the relevant lenders and charterers. Under the omnibus agreement, GasLog will be obligated to use reasonable efforts to obtain any such consents with regards to transactions covered by that agreement. We cannot assure you that in any particular case that the necessary consent will be obtained.

On May 12, 2014, we completed an initial public offering of our Common Units (the “IPO”). On September 29, 2014, we completed a follow-on public offering of our Common Units. Our Common Units are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “GLOP”. If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

We maintain our principal executive offices at Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco. Our telephone number at that address is +377 97 97 51 15. We have been organized under the laws of the Republic of the Marshall Islands.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the section entitled “Where You Can Find Additional Information”.

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to make cash distributions and lower the trading price of our Common Units. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, our registered agent, to accept service of process on our behalf in any such action.

Cozen O’Connor, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our general partner or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $600,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information”.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. For purposes of this section, the term “registration statement” means the original registration statement and any and all amendments, including the schedules and exhibits to the original registration statement and any amendments. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and GasLog Partners LP, reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, but we are required to furnish certain proxy statements to shareholders under NYSE rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus incorporates by reference the following documents:

•	our Report on Form 6-K, filed with the SEC on April 30, 2015;

•	our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on February 17, 2015; and

•

the description of our Common Units which is contained in our registration statement on Form 8-A (File No.001-36433), filed with the SEC on April 30, 2014, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post- effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investor Relations” section of our website at www.gaslogmlp.com. The information contained on or connected to our website is not a part of this prospectus. Requests for such information should be made to us at the following address:

GasLog Partners LP
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
+377 97 97 51 15
Attention: General Counsel

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated, computed using amounts derived from our financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

	Years ended December 31,			Three months ended March 31, 2015
	2012	2013	2014
	(in thousands of U.S. dollars, except ratios)
Earnings
Pre-tax (loss)/income	(861,061)	26,218,242	29,168,698	12,897,430
Add:
Fixed charges	—	12,075,948	25,999,008	3,924,546

Total Earnings	(861,061)	38,294,190	55,167,706	16,821,976

Fixed Charges
Interest expensed	—	10,378,044	14,651,242	3,547,840
Amortization of capitalized expenses relating to indebtedness	—	1,697,904	11,347,766	376,706

Total Fixed Charges	—	12,075,948	25,999,008	3,924,546

Ratio of Earnings to Fixed Charges(1)	n/m	3.17	2.12	4.29

Dollar Amount of the Coverage Deficiency	861,061	n/a	n/a	n/a

(1)	For purposes of calculating the ratios above:

•	“earnings” is the result of adding (a) pre-tax (loss)/income from continuing operations (which includes non-cash unrealized gains and losses on derivative financial instruments) and (b) fixed charges;

•	“fixed charges” represent (i) interest incurred and (ii) amortization of capitalized expenses related to indebtedness.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and new vessel acquisitions.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF COMMON UNITS

A description of our Common Units can be found in our registration statement on the description of our Common Units which is contained in our registration statement on Form 8-A (File No.001-36433), filed with the SEC on April 30, 2014, including any amendment or report filed for the purpose of updating such description.

DESCRIPTION OF THE OTHER CLASSES OF UNITS

Our partnership agreement permits us to issue additional classes or series of equity interests at any time and from time to time for consideration on such terms and conditions established by our board of directors without the approval of any of our unitholders. As of June 1, 2015, no classes of limited partnership interests were outstanding other than the Common Units and subordinated units.

Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the designations, preferences, rights, powers and duties of those units which shall be fixed by the board of directors, including, among other things, the following:

•	the right to share in partnership distributions;

•	the rights upon our dissolution and liquidation;

•	whether, and the terms and conditions upon which, we may or shall be required to redeem the Other Units (including sinking fund provisions);

•	whether the Other Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange;

•	the terms and conditions upon which Other Units will be issued, evidenced by certificates and assigned or transferred;

•	the method for determining the Percentage Interest (as defined in our partnership agreement) as to such Other Units; and

•	the right, if any, of each Other Unit to vote on partnership matters, including matters relating to the relative rights, preferences and privileges of such Other Units.

The particular terms of any class or series of any such class of units will also be described in the amendment to our partnership agreement relating to that class or series of such class of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of any such class of units.

Such units will be fully paid and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act) when issued upon full payment of the purchase price therefor. The transfer agent, registrar and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our debt securities would be issued under an indenture between us and a trustee. The debt securities we may offer may be convertible into Common Units or other securities. The indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information on some of the terms and provisions of the indenture, including definitions of some of the terms used below, and the debt securities.

General

The provisions of the indenture do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The debt securities may be convertible into Common Units or other securities if specified in the applicable prospectus supplement.

Payments

We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for Common Units or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•

whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material United States federal income tax or other income tax consequences, including, but not limited to:

•

tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in non-United States currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;

•	whether the debt securities will be secured;

•	any applicable selling restrictions; and

•

any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

•

we fail to perform or observe any of our other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;

•	our bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of us; or

•	any other event of default provided in the supplemental indenture or resolution of the board of directors, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

The indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to us may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately;

•

if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of us, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

•

if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

•	requested the trustee to institute that action; and

•	offered the trustee indemnity satisfactory to it;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions:

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants and elect not to comply with those covenants without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U. S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•

make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as the board of directors may deem necessary or desirable and which shall not adversely affect the rights of the holders of debt securities in any material respect.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for Common Units or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:

•	in registered form, where our obligation runs to the holder of the security named on the face of the security; or

•	in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may, at any time and in our sole discretion, decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

New York Law to Govern

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue Warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of Warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any Warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such Warrants;

•	the aggregate number of such Warrants;

•	the price or prices at which such Warrants will be issued;

•	the currency or currencies, in which the price of such Warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such Warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such Warrants may be purchased;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	the amount of Warrants outstanding;

•	if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;

•	if applicable, the date on and after which such Warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any Warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer Warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer Warrants, see “Where You Can Find Additional Information” beginning on page 7 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS

We may issue Rights to purchase our equity securities. These Rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the Rights in the rights offering. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the Rights;

•	the number of Rights issued to each shareholder;

•	the extent to which the Rights are transferable;

•	any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights;

•	the date on which the Right to exercise the Rights will commence and the date on which the Right will expire;

•	the amount of Rights outstanding;

•	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering.

The description in the applicable prospectus supplement of any Rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer Rights, see “Where You Can Find Additional Information” beginning on page 7 of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF THE COMBINATION UNITS

We may issue Combination Units consisting of any combination of Common Units, Other Units, debt securities, Warrants and Rights. Each Combination Unit will be issued so that the holder of the Combination Unit is also the holder of each security included in the Combination Unit. Thus, the holder of a Combination Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Combination Unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The applicable prospectus supplement relating to any series of units will describe the terms of the Combination Units, including, where applicable, the following:

•

the designation and terms of the Combination Units and of the securities comprising the Combination Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the Combination Units or of the securities comprising the Combination Units.

The description in the applicable prospectus supplement of any Combination Units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer Combination Units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer Combination Units, see “Where You Can Find Additional Information” beginning on page 7 of this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

SUMMARY OF OUR PARTNERSHIP AGREEMENT

A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our partnership agreement and the rights and privileges of our unitholders is included in our Annual Report on Form 20-F for the year ended December 31, 2014 and our registration statement on Form 8-A (File No.001-36433), filed with the SEC on April 30, 2014, including any subsequent amendments or reports filed for the purpose of updating such description. Please read “Where You Can Find More Information”.

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

General

Rationale for Our Cash Distribution Policy

Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing our available cash (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves) rather than retaining it. Because we believe we will generally finance any expansion capital expenditures from external financing sources, we believe that our investors are best served by our distributing all of our available cash. Our cash distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash quarterly (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves).

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that unitholders will receive quarterly distributions from us. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

•

Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our partnership agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our board of directors to establish reserves and other limitations.

•

We will be subject to restrictions on distributions under our financing agreements. Our financing agreements contain material financial tests and covenants that must be satisfied in order to pay distributions. If we are unable to satisfy the restrictions included in any of our financing agreements or are otherwise in default under any of those agreements, as a result of our debt levels or otherwise, we will not be able to make cash distributions to you, notwithstanding our stated cash distribution policy.

•

We are required to make substantial capital expenditures to maintain and replace our fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their useful lives. In order to minimize these fluctuations, our partnership agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

•

Although our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including provisions contained therein requiring us to make cash distributions, may be amended. During the subordination period, with certain exceptions, our partnership agreement may not be amended without the approval of non-affiliated common unitholders. After the subordination period has ended, our partnership agreement can be amended with the approval of a majority of the outstanding Common Units. GasLog owns approximately 0.66% of our Common Units, all of our subordinated units and indirectly 2.0% of our general partnership units outstanding as of June 1, 2015.

•

Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement.

•	Under Section 51 of the Marshall Islands Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

•

We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel, increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures or anticipated cash needs. See “Risk Factors” for a discussion of these factors.

Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of existing and future indebtedness, applicable limited partnership and limited liability company laws in the Marshall Islands and other laws and regulations.

Distributions of Available Cash

General

Within 45 days after the end of each quarter we will distribute all of our available cash (defined below) to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of any subsidiaries we do not wholly own):

•	less, the amount of cash reserves (including our proportionate share of cash reserves of any subsidiaries we do not wholly own) established by our board of directors and our subsidiaries to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

•	comply with applicable law, any of our debt instruments or other agreements; and/or

•

provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (except to the extent establishing such reserves would cause us to not be able to distribute the minimum quarterly distribution (plus any arrearage) for such quarter);

•

plus, all cash on hand (including our proportionate share of cash on hand of any subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from (1) working capital borrowings made after the end of the quarter and (2) cash distributions received after the end of the quarter from any equity interest in any person (other than a subsidiary of us), which distributions are paid by such person in respect of operations conducted by such person during such quarter. Working capital borrowings are generally borrowings that are made under a revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Intent to Distribute the Minimum Quarterly Distribution

We intend to distribute to the holders of Common Units and subordinated units on a quarterly basis at least the minimum quarterly distribution of $0.375 per unit, or $1.50 per unit per year, to the extent we have sufficient cash on hand to pay the distribution after we establish cash reserves and pay fees and expenses.

There is no guarantee that we will pay the minimum quarterly distribution on the Common Units and subordinated units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement. We will be effectively prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default is then existing, under our financing agreements.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus”. We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Definition of Operating Surplus

Operating surplus for any period generally means:

•	$19.0 million; plus

•

all of our cash receipts (including our proportionate share of cash receipts of any subsidiaries we do not wholly own; provided, that cash receipts from the termination of an interest rate, currency or commodity hedge contract prior to its specified termination date will be included in operating surplus in equal quarterly installments over the remaining scheduled life of such hedge contract), excluding cash from (1) borrowings, other than working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions or (5) corporate reorganizations or restructurings; plus

•

working capital borrowings (including our proportionate share of working capital borrowings for any subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•

interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by any subsidiaries we do not wholly own), in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset (such as a vessel) in respect of the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•

interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by any subsidiaries we do not wholly own), in each case, to pay the construction period interest on debt incurred (including periodic net payments under related interest rate swap agreements), or to pay construction period distributions on equity issued, to finance the construction projects described in the immediately preceding bullet; less

•

all of our “operating expenditures” (which includes estimated maintenance and replacement capital expenditures and is further described below) (including our proportionate share of operating expenditures by any subsidiaries we do not wholly own); less

•

the amount of cash reserves (including our proportionate share of cash reserves for any subsidiaries we do not wholly own) established by our board of directors to provide funds for future operating expenditures; less

•	any cash loss realized on dispositions of assets acquired using investment capital expenditures; less

•	all working capital borrowings (including our proportionate share of working capital borrowings by any subsidiaries we do not wholly own) not repaid within twelve months after having been incurred.

If a working capital borrowing, which increases operating surplus, is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

As described above, operating surplus includes a provision that will enable us, if we choose, to distribute as operating surplus up to $19.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus would be to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions or interest payments we receive from non-operating sources.

Operating expenditures generally means all of our cash expenditures, including but not limited to taxes, employee and director compensation, reimbursement of expenses to our general partner, repayment of working capital borrowings, debt service payments and payments made under any interest rate, currency or commodity hedge contracts (provided that payments made in connection with the termination of any hedge contract prior to the expiration of its specified termination date be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such hedge contract), provided that operating expenditures will not include:

•	deemed repayments of working capital borrowings deducted from operating surplus pursuant to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

•	payments (including prepayments and payment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

•	expansion capital expenditures, investment capital expenditures or actual maintenance and replacement capital expenditures (which are discussed in further detail under “—Capital Expenditures” below);

•	payment of transaction expenses (including taxes) relating to interim capital transactions; or

•	distributions to partners.

Capital Expenditures

For purposes of determining operating surplus, capital expenditures are classified as either maintenance and replacement capital expenditures, expansion capital expenditures or investment capital expenditures. Maintenance and replacement capital expenditures are those capital expenditures required to maintain, over the long-term, the operating capacity of or the revenue generated by our capital assets.

Expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by our capital assets. To the extent, however, that capital expenditures associated with acquiring a new vessel or improving an existing vessel increase the revenues or the operating capacity of our fleet, those capital expenditures would be classified as expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

Examples of maintenance and replacement capital expenditures include capital expenditures associated with drydocking, modifying an existing vessel or acquiring a new vessel, to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our fleet. Maintenance and replacement capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights) to finance the acquisition or construction of a replacement vessel and paid in respect of the construction period. We define construction period as the period beginning on the date that we enter into a binding acquisition or construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity (including the amount of any incremental distributions made to the holders of our incentive distribution rights) will also be considered maintenance and replacement capital expenditures.

Because our maintenance and replacement capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance and replacement capital expenditures may differ substantially from period to period. In order to avoid these fluctuations having a similar effect on operating surplus, adjusted operating surplus and available cash for distribution to our unitholders, our partnership agreement will require that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In our partnership agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as “estimated maintenance capital expenditures”. The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our board of directors at least once a year, provided that any change must be approved by our conflicts committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our fleet. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only. For a discussion of the amounts we have allocated toward estimated maintenance and replacement capital expenditures, see “Our Cash Distribution Policy and Restrictions on Distributions”.

The use of estimated maintenance and replacement capital expenditures in calculating operating surplus will have the following effects:

•

it will reduce the risk that actual maintenance and replacement capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

•	it may reduce the need for us to borrow to pay distributions;

•	it will be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to GasLog; and

•

it will reduce the likelihood that a large maintenance and replacement capital expenditure in a period will prevent GasLog from being able to convert some or all of its subordinated units into Common Units since the effect of an estimate is to spread the expected expense over several periods, mitigating the effect of the actual payment of the expenditure on any single period.

Definition of Capital Surplus

Capital surplus generally will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•

sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

Characterization of Cash Distributions

We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $19.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Subordination Period

General

During the subordination period, which we define below, the Common Units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.375 per unit, plus any arrearages in the payment of the minimum quarterly distribution on the Common Units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. Distribution arrearages do not accrue on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash from operating surplus to be distributed on the Common Units.

Definition of Subordination Period

The subordination period will extend until the second business day following the distribution of available cash from operating surplus in respect of any quarter, ending on or after March 31, 2017, that each of the following tests are met:

•

distributions of available cash from operating surplus on each of the outstanding Common Units and subordinated units equaled or exceeded the sum of the minimum quarterly distribution for each of the three consecutive four-quarter periods immediately preceding that date;

•

the “adjusted operating surplus” (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding Common Units and subordinated units during those periods on a fully diluted weighted average basis and the related distribution on the 2.0% general partner interest during those periods; and

•	there are no outstanding arrearages in payment of the minimum quarterly distribution on the Common Units.

If the unitholders remove our general partner without cause, the subordination period will end before March 31, 2017.

For purposes of determining whether the tests in the bullets above have been met, the three consecutive, non-overlapping four-quarter periods for which the determination is being made may include one or more quarters with respect to which arrearages in the payment of the minimum quarterly distribution on the Common Units have accrued, provided that all such arrearages have been repaid prior to the end of each such four-quarter period.

If the expiration of the subordination period occurs as a result of us having met the tests described above, each outstanding subordinated unit will convert into one Common Unit and will then participate pro rata with the other Common Units in distributions of available cash.

Definition of Adjusted Operating Surplus

Adjusted operating surplus for any period generally means:

•

operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under “—Operating Surplus and Capital Surplus—Definition of Operating Surplus” above); less

•

the amount of any net increase in working capital borrowings (including our proportionate share of any changes in working capital borrowings of any subsidiaries we do not wholly own) with respect to that period; less

•

the amount of any net reduction in cash reserves for operating expenditures (including our proportionate share of cash reserves of any subsidiaries we do not wholly own) over that period not relating to an operating expenditure made during that period; plus

•

the amount of any net decrease in working capital borrowings (including our proportionate share of any changes in working capital borrowings of any subsidiaries we do not wholly own) with respect to that period; plus

•

the amount of any net increase in cash reserves for operating expenditures (including our proportionate share of cash reserves of any subsidiaries we do not wholly own) over that period required by any debt instrument for the repayment of principal, interest or premium; plus

•

the amount of any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to such period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods.

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods.

Effect of Removal of Our General Partner on the Subordination Period

If the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

•

the subordination period will end and each subordinated unit will immediately convert into one Common Unit and will then participate pro rata with the other Common Units in distributions of available cash;

•	any existing arrearages in payment of the minimum quarterly distribution on the Common Units will be extinguished; and

•	our general partner will have the right to convert its general partner interest into Common Units or to receive cash in exchange for that interest.

Distributions of Available Cash From Operating Surplus During the Subordination Period

We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•

first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding Common Unit an amount equal to the minimum quarterly distribution for that quarter;

•

second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding Common Unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the Common Units for any prior quarters during the subordination period;

•

third, 98.0% to the subordinated unitholders, pro rata, and 2.0% to our general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest” and “—Incentive Distribution Rights” below.

The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash From Operating Surplus After the Subordination Period

We will make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•	first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest” and “—Incentive Distribution Rights” below.

The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest

Our partnership agreement provides that our general partner initially will be entitled to 2.0% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 2.0% general partner interest if we issue additional units. Our general partner’s 2.0% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its 2.0% general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its 2.0% general partner interest in the form of the contribution to us of Common Units based on the current market value of the contributed Common Units.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. GasLog will hold the incentive distribution rights following completion of the offering. The incentive distribution rights may be transferred separately from any other interests, subject to restrictions in the partnership agreement. Except for transfers of incentive distribution rights to an affiliate or another entity as part of a merger or consolidation with or into, or sale of substantially all of the assets to, such entity, the approval of a majority of our Common Units (excluding Common Units held by our general partner and its affiliates), voting separately as a class, generally is required for a transfer of the incentive distribution rights to a third party prior to March 31, 2019. Any transfer by GasLog of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

If for any quarter:

•	we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding Common Units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•	first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until each unitholder receives a total of $0.43125 per unit for that quarter (the “first target distribution”);

•

second, 85.0% to all unitholders, pro rata, 2.0% to our general partner and 13.0% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of $0.46875 per unit for that quarter (the “second target distribution”);

•

third, 75.0% to all unitholders, pro rata, 2.0% to our general partner and 23.0% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of $0.5625 per unit for that quarter (the “third target distribution”); and

•	thereafter, 50.0% to all unitholders, pro rata, 2.0% to our general partner and 48.0% to the holders of the incentive distribution rights, pro rata.

In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above assume that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

Percentage Allocations of Available Cash From Operating Surplus

The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders, our general partner and the holders of the incentive distribution rights up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders, our general partner and the holders of the incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount”, until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders, our general partner and the holders of the incentive distribution rights for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our general partner include its 2.0% general partner interest only and assume that our general partner has contributed any capital necessary to maintain its 2.0% general partner interest.

	Total Quarterly Distribution Target Amount	Marginal Percentage Interest in Distributions		Holders of IDRs
		Unitholders	General Partner
Minimum Quarterly Distribution	$0.375	98.0%	2.0%	0%
First Target Distribution	up to $0.43125 above $0.43125	98.0%	2.0%	0%
Second Target Distribution	up to $0.46875 above $0.46875	85.0%	2.0%	13.0%
Third Target Distribution	up to $0.5625	75.0%	2.0%	23.0%
Thereafter	above $0.5625	50.0%	2.0%	48.0%

GasLog’s Right to Reset Incentive Distribution Levels

GasLog, as the initial holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right of the holders of our incentive distribution rights to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to GasLog would be set. GasLog’s right to reset the minimum quarterly distribution amount and the cash target distribution levels upon which the incentive distributions payable to GasLog are based may be exercised, without approval of our unitholders or the conflicts committee of our board of directors, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. If at the time of any election to reset the minimum quarterly distribution amount and the cash target distribution levels GasLog and its affiliates are not the holders of a majority of the incentive distribution rights, then any such election to reset shall be subject to the prior written concurrence of our board of directors that the conditions described in the immediately preceding sentence have been satisfied. The reset minimum quarterly distribution amount and cash target distribution levels will be higher than the minimum quarterly distribution amount and the cash target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset cash target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that GasLog would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per Common Unit, taking into account the existing levels of incentive distribution payments being made to GasLog.

In connection with the resetting of the minimum quarterly distribution amount and the cash target distribution levels and the corresponding relinquishment by GasLog of incentive distribution payments based on the cash target distribution levels prior to the reset, GasLog will be entitled to receive a number of newly issued Common Units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by GasLog for the two quarters prior to the reset event as compared to the average cash distributions per Common Unit during this period. We will also issue an additional amount of general partner units in order to maintain the general partner’s ownership interest in us relative to the issuance of the additional Common Units.

The number of Common Units that GasLog would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the cash target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by GasLog in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per Common Unit during each of these two quarters. The issuance of the additional Common Units will be conditioned upon approval of the listing or admission for trading of such

Common Units by the national securities exchange on which the Common Units are then listed or admitted for trading.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the cash target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for that quarter;

•

second, 85.0% to all unitholders, pro rata, 2.0% to our general partner and 13.0% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for that quarter;

•

third, 75.0% to all unitholders, pro rata, 2.0% to our general partner and 23.0% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for that quarter; and

•	thereafter, 50.0% to all unitholders, pro rata, 2.0% to our general partner and 48.0% to the holders of the incentive distribution rights, pro rata.

Distributions From Capital Surplus

How Distributions From Capital Surplus Will Be Made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•	first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until the minimum quarterly distribution is reduced to zero, as described below;

•

second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each Common Unit an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the Common Units; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus

The partnership agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the units, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the cash target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the Common Units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for GasLog to receive incentive distributions and for the subordinated units to convert into Common Units. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we reduce the minimum quarterly distribution and the cash target distribution levels to zero, we will then make all future distributions 50.0% to the holders of units, 2.0% to our general partner and 48.0% to the holders of the incentive distribution rights (currently, GasLog). The 2.0%

interests shown for our general partner assumes that our general partner maintains its 2.0% general partner interest.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and cash target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the cash target distribution levels; and

•	the initial unit price.

For example, if a two-for-one split of the Common Units and subordinated units should occur, the minimum quarterly distribution, the cash target distribution levels and the initial unit price would each be reduced to 50.0% of its initial level. If we combine our Common Units into a lesser number of units or subdivide our Common Units into a greater number of units, we will combine our subordinated units or subdivide our subordinated units, using the same ratio applied to the Common Units. We will not make any adjustment by reason of the issuance of additional units for cash or property.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our Common Units for the preceding 20 trading days (or the current market price) is greater than the sum of:

•	any arrearages in payment of the minimum quarterly distribution on the Common Units for any prior quarters during the subordination period; plus

•	the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

then the proceeds of the liquidation will be applied as follows:

•	first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding Common Unit an amount equal to the current market price of our common units;

•

second, 98.0% to the subordinated unitholders, pro rata, and 2.0% to our general partner, until we distribute for each subordinated unit an amount equal to the current market price of our common units; and

•	thereafter, 50.0% to all unitholders, pro rata, 48.0% to holders of incentive distribution rights and 2.0% to our general partner.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our Common Units is equal to or less than the sum of:

•	any arrearages in payment of the minimum quarterly distribution on the Common Units for any prior quarters during the subordination period; plus

•	the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

then the proceeds of the liquidation will be applied as follows:

•	first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding Common Unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

•

second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding Common Unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the Common Units for any prior quarters during the subordination period;

•

third, 98.0% to the subordinated unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding subordinated unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); and

•	thereafter, 50.0% to all unitholders, pro rata, 48.0% to holders of incentive distribution rights and 2.0% to our general partner.

The immediately preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Our Annual Report filed on Form 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in Common Units. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

NON-UNITED STATES TAX CONSIDERATIONS

Our Annual Report filed on Form 20-F provides a discussion of Marshall Islands tax consequences that may be relevant to prospective investors in Common Units. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, the securities covered by this prospectus and the applicable prospectus supplement. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•	on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Common Units may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	as settlement of short sales entered into after the date of the prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;

•	in options transactions;

•	over the Internet;

•	any other method permitted pursuant to applicable law; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge securities pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, any discounts, commissions or concessions allowed or reallowed or paid to dealers and the number of securities being offered by them. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA”, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8.0% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended. If more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with NASD Conduct Rule 2720.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

EXPENSES

The following are the expenses estimated to be incurred by us in connection with a possible offering of the securities registered under this registration statement.

SEC Registration Fee		$69,720
Printing		*
Legal Fees and Expenses.		*
Accountants’ Fees and Expenses		*
NYSE Fees		*
FINRA Fee		90,500
Miscellaneous Costs		*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities and certain other legal matters, including tax matters, with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Cozen O’Connor, New York, New York. Certain other legal matters, including tax matters with respect to U.S. law, will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The combined and consolidated financial statements as of December 31, 2013 and for the two years in the period then ended, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined and consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

The combined and consolidated financial statements as of and for the year ended December 31, 2014 incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined and consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of Deloitte LLP are located at 2 New Street Square, London, EC4A 3BZ, United Kingdom.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

GasLog Partners LP is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership agreement may set forth that the partnership shall indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Under our partnership agreement, we generally indemnify our directors, officers and the affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events. We have entered into indemnification agreements with our directors and officers which provide, among other things, that we will indemnify our directors and officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and fees that they may be required to pay in actions or proceedings to which they are or may be made a party by reason of such person’s position as a director, officer, employee or other agent of the Partnership, subject to, and to the maximum extent permitted by, applicable law. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement in which GasLog Partners LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Limited Partnership of GasLog Partners LP(2)
3.2	First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(3)
3.3	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(4)
3.4	Certificate of Formation of GasLog Partners GP LLC(2)
3.5	Limited Liability Company Agreement of GasLog Partners GP LLC(2)
4.1	Form of Indenture
4.2	Form of Debt Securities(1)
4.3	Form of Warrant Agreement(1)
4.4	Form of Warrant Certificate(1)
4.5	Form of Rights Agreement(1)
4.6	Form of Rights Certificate(1)
4.7	Form of Unit Agreement(1)
4.8	Form of Unit Certificate(1)
5.1	Opinion of Cozen O’Connor, special counsel to the Company as to the Republic of the Marshall Islands law
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company
23.1	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.
23.2	Consent of Deloitte LLP
23.3	Consent of Cozen O’Connor (included in Exhibit 5.1)
23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereto)
25.1	Form T-1 Statement of Eligibility for Indenture(5)

(1)	To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)

Previously filed as an exhibit to GasLog Partners LP’s Registration Statement on Form F-1 (File No. 333-195109), filed with the SEC on April 7, 2014, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)	Previously filed as an exhibit to GasLog Partners LP’s Annual Report on Form 20-F, filed with the SEC on February 17, 2015 and hereby incorporated by reference to such Registration Statement.

(4)	Previously filed as Exhibit 99.3 to GasLog Partners LP’s Report on Form 6-K, filed with the SEC on October 30, 2014, hereby incorporated by reference to such Report.

(5)	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 1, 2015.

GASLOG PARTNERS LP

By:	/s/ ANDREW J. OREKAR

Name: Andrew J. Orekar
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew J. Orekar and Simon Crowe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form F-3, and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of June, 2015.

Signature	Title

/S/ ANDREW J. OREKAR Name: Andrew J. Orekar	Chief Executive Officer (Principal Executive Officer)

/S/ SIMON CROWE Name: Simon Crowe	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ CURTIS V. ANASTASIO Name: Curtis V. Anastasio	Executive Chairman of the Board of Directors

/S/ ROBERT B. ALLARDICE Name: Robert B. Allardice	Director

/S/ DANIEL BRADSHAW Name: Daniel Bradshaw	Director

/S/ DAVID P. CONNER Name: David P. Conner	Director

/S/ PAMELA GIBSON Name: Pamela Gibson	Director

/S/ PETER G. LIVANOS Name: Peter G. Livanos	Director

/S/ ANTHONY S. PAPADIMITRIOU Name: Anthony S. Papadimitriou	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on June 1, 2015.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI

Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Limited Partnership of GasLog Partners LP(2)
3.2	First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(3)
3.3	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(4)
3.4	Certificate of Formation of GasLog Partners GP LLC(2)
3.5	Limited Liability Company Agreement of GasLog Partners GP LLC(2)
4.1	Form of Indenture
4.2	Form of Debt Securities(1)
4.3	Form of Warrant Agreement(1)
4.4	Form of Warrant Certificate(1)
4.5	Form of Rights Agreement(1)
4.6	Form of Rights Certificate(1)
4.7	Form of Unit Agreement(1)
4.8	Form of Unit Certificate(1)
5.1	Opinion of Cozen O’Connor, special counsel to the Company as to the Republic of the Marshall Islands law
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company
23.1	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.
23.2	Consent of Deloitte LLP
23.3	Consent of Cozen O’Connor (included in Exhibit 5.1)
23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereto)
25.1	Form T-1 Statement of Eligibility for Indenture(5)

(1)	To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)

Previously filed as an exhibit to GasLog Partners LP’s Registration Statement on Form F-1 (File No. 333-195109), filed with the SEC on April 7, 2014, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)	Previously filed as an exhibit to GasLog Partners LP’s Annual Report on Form 20-F, filed with the SEC on February 17, 2015 and hereby incorporated by reference to such Registration Statement.

(4)	Previously filed as Exhibit 99.3 to GasLog Partners LP’s Report on Form 6-K, filed with the SEC on October 30, 2014, hereby incorporated by reference to such Report.

(5)	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.